SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 23, 1997
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                             The Netplex Group, Inc.
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             (Exact name of registrant as specified in its charter)


    New York                         1-11784                11-2824578
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(State or other jurisdiction       (Commission             (IRS Employer
     of incorporation)             File Number)          Identification No.)


               8260 Greensboro Drive, 5th Floor, McLean, Virginia 22101
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (703) 356-1717


                                       N/A
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         (Former name or former address, if changed since last report.)

         Item 5.           OTHER EVENTS.

                  The Netplex Group, Inc. (the "Company") announced that it has been advised by Data Systems Analysis, Inc. ("DSA") that DSA has filed a Summons and Complaint against the Company in the United States District Court for the District of New Jersey for copyright infringement and breach of the Company's agreement with DSA effective July 11, 1995. To date, the Company has not been served with the Summons and Complaint. DSA has indicated that it will seek in excess of $3,000,000 plus punitive damages. The Company believes that the allegations are without merit and, if and when the Summons and Complaint is served on the Company, the Company will vigorously defend such action. However, there can be no assurance as to the actual outcome of this action or its impact on the Company.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE NETPLEX GROUP, INC.



Dated: October 1, 1997                 By:  /s/ Gene Zaino
                                           ---------------
                                           Name:  Gene Zaino
                                           Title: Chairman of the Board
                                                  and President


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